Exhibit 21 — Subsidiaries

Name	Jurisdiction
THE Hercules Offshore Drilling Company LLC	Delaware
Hercules Drilling Company LLC	Delaware
Hercules International Asset Company, Ltd.	Cayman Islands
Hercules International Drilling Ltd.	Cayman Islands
Hercules International Finance Company, Ltd.	Cayman Islands
Hercules International Holdings, Ltd.	Cayman Islands
Hercules International Management Company Ltd.	Cayman Islands
Hercules International Offshore, Ltd.	Cayman Islands
Hercules Liftboat Company, LLC	Delaware
Hercules Marketing International, Ltd.	Cayman Islands
Hercules Offshore (Nigeria) Limited	Nigeria
Hercules Offshore International, LLC	Delaware
Hercules Offshore Services, LLC	Delaware
Hercules Oilfield Services Ltd.	Cayman Islands
THE Offshore Drilling Company	Delaware
TODCO Mexico Inc.	Delaware
Servicios TODCO S. de R.L. de C.V.	Mexico
TODCO Management Services, Inc.	Delaware
TODCO Servicios de Apóio Marítima Ltda.	Brazil
Cliffs Drilling Company	Delaware
TODCO Americas Inc.	Delaware
TODCO International Inc.	Delaware
TODCO Trinidad Ltd.	Cayman Islands
Cliffs Drilling Trinidad L.L.C.	Delaware
Cliffs Drilling (Barbados) Holdings SRL	Barbados
Cliffs Drilling (Barbados) SRL	Barbados
Cliffs Drilling Trinidad Offshore Limited	Trinidad
Delta Towing Holdings, LLC	Delaware
Delta Towing, LLC	Delaware
The Onshore Drilling Company	Delaware
Falrig Offshore (USA), L.P.	Delaware